UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C.  20549


FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934


Date of Report:  August 7, 2009


NASUS CONSULTING, INC.
(Exact name of registrant as specified in its charter)


Commission File Number:  333-150135


        Nevada					  04-3526451
         (State of other jurisdiction 		(IRS Employer
         of Incorporation)			Identification No.)


258 Southhall Lane, Suite 420, Maitland, Florida 32751
(Address to principal executive offices, including zip code)


(512) 402-5822 or toll free (877) 209-9618
(Registrant's telephone number, including area code)


83 Fisher Street, Millville, Massachusetts 01504
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the
	Securities Act (17 (CFR 230.425)

__	Soliciting material pursuant to Rule 14a-2 under the
	Exchange Act (17 CFR 210.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act (17 CFR 240.13e-4(c))


Item 4.01 	Changes In Registrant's Certifying Accountant.

(a) On August 3, 2009, the Board of Directors of the Registrant was notified that Moore & Associates Chartered, its independent registered public accounting firm had resigned because of its decision to no longer be engaged in auditing or reviewing public company financial statements. On August 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant's new independent registered public accounting firm and approved by the Board of Directors of the Registrant. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The registrant has requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On August 6, 2009, the Board of Directors of the Registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.


Item 9.01 	Financial Statements and Exhibits.

(d) Exhibits


Exhibit No.	Description
___________	_______________________________________

EX-16		Letter from Moore and Associates, Chartered, dated
            	August 7, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K





Signature

		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					NASUS CONSULTING, INC.



Dated:  August 7, 2009			By:/s/ John Jenkins
					___________________
					President and Chief Executive Officer